Deckers Outdoor Corporation Reports First Fiscal Quarter 2015 Financial Results

First Quarter Sales Increased 24.3% Over the Same Period a Year Ago to a Record $211.5 Million Driven by Double Digit Growth Across the Major Brands

Direct-to-Consumer Comparable Sales Increased 10.0% Over the Same Period a Year Ago

Company Raises Fiscal 2015 Outlook

GOLETA, Calif., July 24, 2014 /PRNewswire/ -- Deckers Outdoor Corporation (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel and accessories, today announced financial results for the first quarter ended June 30, 2014.

First Quarter Fiscal Year 2015 Financial Review

  Net sales increased 24.3% to a record $211.5 million compared to $170.1 million for the same period last year.
  Gross margin was 41.0% compared to 41.1% for the same period last year.
  Diluted loss per share was $(1.07) compared to $(0.85) for the same period last year.
  UGG® brand sales increased 22.8% to $123.3 million compared to $100.4 million for the same period last year.
  Teva® brand sales increased 25.7% to $39.3 million compared to $31.2 million for the same period last year.
  Sanuk® brand sales increased 19.6% to $36.0 million compared to $30.1 million for the same period last year.
  Direct-to-Consumer comparable sales, which include worldwide retail same store sales and worldwide comparable E-Commerce sales, increased 10.0% over the same period last year.
  Retail sales increased 29.4% to $42.0 million compared to $32.5 million for the same period last year.
  E-Commerce sales increased 43.7% to $15.4 million compared to $10.7 million for the same period last year.
  Domestic sales increased 20.1% to $132.3 million compared to $110.1 million for the same period last year.
  International sales increased 32.1% to $79.2 million compared to $60.0 million for the same period last year.

"We are pleased with the start of our new fiscal year," commented Angel Martinez, President, Chief Executive Officer and Chair of the Board of Directors. "Our strong top-line performance was fueled by consumer demand for our compelling spring collections from the UGG, Teva, Sanuk and HOKA brands combined with higher initial wholesale shipments of UGG brand fall styles. Sales trends were once again strongest in our Direct-to-Consumer division and we believe that our Omni-Channel initiatives aimed at elevating the consumer experience, strengthening customer connections and improving service levels continue to yield positive results. As we head towards our busiest selling season, we believe we are well positioned from a merchandise, marketing and inventory standpoint to capitalize on the opportunities we are creating throughout each of our distribution channels and geographic regions."

Division Summary

UGG Brand

UGG brand net sales for the first quarter increased 22.8% to $123.3 million compared to $100.4 million for the same period last year. The increase in sales was driven by sales gains across all primary channels, including higher global wholesale and international distributor sales, the sales contribution from new worldwide retail store openings and an increase in global E-Commerce sales, partially offset by a decrease in same store sales.

Teva Brand

Teva brand net sales for the first quarter increased 25.7% to $39.3 million compared to $31.2 million for the same period last year. The increase in sales was driven by sales gains across all primary channels, including higher global wholesale and international distributor sales, an increase in global E-Commerce sales and higher US retail sales.

Sanuk Brand

Sanuk brand net sales for the first quarter increased 19.6% to $36.0 million compared to $30.1 million for the same period last year. The increase in sales was driven by sales gains across all primary channels, including higher global wholesale and international distributor sales, an increase in global E-Commerce sales and higher US retail sales.

Other Brands

Combined net sales of the Company's other brands increased 54.5% to $12.9 million for the first quarter compared to $8.4 million for the same period last year. The increase was primarily attributable to a $4.5 million increase in sales for the HOKA ONE ONE® brand compared to the same period last year.

Retail Stores

Sales for the global retail store business, which are included in the brand sales numbers above, increased 29.4% to $42.0 million compared to $32.5 million for the same period last year. This increase was driven by 37 new stores opened after June 30, 2013, partially offset by a same store sales decrease of 2.8% for the thirteen weeks ended June 29, 2014 compared to the thirteen weeks ended June 30, 2013.

E-Commerce

Sales for the global E-Commerce business, which are included in the brand sales numbers above, increased 43.7% to $15.4 million compared to $10.7 million for the same period last year. The increase was driven primarily by strong domestic and international sales for the UGG, Teva and Sanuk brands, plus the domestic launch of the HOKA ONE ONE brand website and the addition of new international E-Commerce websites.

Balance Sheet

At June 30, 2014, cash and cash equivalents were $158.2 million compared to $49.1 million at June 30, 2013. The Company had $3.2 million in outstanding borrowings under its credit facility at June 30, 2014 compared to $26.0 million at June 30, 2013. The increase in cash and cash equivalents and the decrease in outstanding borrowings are primarily attributable to cash provided by operations, partially offset by $87.4 million of cash payments for capital assets primarily related to retail expansion, the Company's new headquarters facility and the Moreno Valley distribution center.

Inventories at June 30, 2014 decreased 1.7% to $356.0 million from $362.1 million at June 30, 2013. By brand, UGG inventory decreased 2.2% to $304.4 million at June 30, 2014, Teva inventory decreased 24.6% to $18.7 million at June 30, 2014, Sanuk inventory increased 11.2% to $16.1 million at June 30, 2014, and the other brands' inventory increased 47.6% to $16.8 million at June 30, 2014.

Full Fiscal Year 2015 Outlook for the Twelve Month Period Ending March 31, 2015

  The Company now expects fiscal year 2015 revenues to increase approximately 14% over the twelve month period ended March 31, 2014, from the previous guidance of 13%.
  The Company now expects fiscal year 2015 diluted earnings per share to increase approximately 14.5% over the twelve month period ended March 31, 2014, from the previous guidance of 13.5%.  This guidance assumes a gross profit margin of approximately 49% and an operating margin of approximately 13%.
  The Company expects fiscal year 2015 SG&A expenses as a percentage of sales to be approximately 36%.  Among other items, these expenses include increased marketing and supply chain costs, investments in IT infrastructure, expenses related to management reorganization, and operating costs associated with opening new stores in 2013 and 2014.
  The Company now expects fiscal year 2015 UGG brand revenues to increase approximately 12% over the twelve month period ended March 31, 2014, from the previous guidance of 11%.
  The Company expects fiscal year 2015 Teva brand revenues to increase approximately 11% over the twelve month period ended March 31, 2014.
  The Company expects fiscal year 2015 Sanuk brand revenues to increase approximately 15% over the twelve month period ended March 31, 2014.
  Combined fiscal year 2015 net sales of the Company's other brands are expected to be approximately $82.0 million compared to $48.6 million for the twelve month period ended March 31, 2014.
  Fiscal year 2015 guidance assumes that the Company's effective tax rate will be approximately 29%.

Second Quarter Fiscal Year 2015 Outlook for the Three Month Period Ending September 30, 2014

  The Company expects second quarter 2015 revenues to increase approximately 18% over the three month period ended September 30, 2013, and expects to report a second quarter fiscal year 2015 diluted earnings per share of approximately $0.98 compared to a diluted earnings per share of $0.95 reported for the three month period ended September 30, 2013.

Conference Call Information

The Company's conference call to review the results for the first quarter 2015 will be broadcast live today, Thursday, July 24, 2014 at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the "Investors Information" tab and then clicking on the microphone icon at the top of the page.

To supplement the information provided in this press release, the Company is providing investors with additional background on the Company's first quarter 2015 financial results in a document entitled "First Fiscal Quarter 2015 Commentary." The document is available on the Company's website at www.deckers.com. You can access the document by clicking on the "Investor Information" tab and then scrolling down to the "Featured Reports" heading.

Fiscal Year Change
As previously announced, the Company recently changed its fiscal year end to March 31 from December 31, effective as of March 31, 2014. Accordingly, the Company's fiscal year will run from April 1, 2014 through March 31, 2015. The financial results reported in this press release for the period ended June 30, 2014 relate to the Company's first fiscal quarter of the 2015 fiscal year.

About the Company

Deckers Outdoor Corporation is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company's portfolio of brands includes UGG®, Teva®, Sanuk®, TSUBO®, Ahnu®, MOZO®, and HOKA ONE ONE®. Deckers Outdoor products are sold in more than 50 countries and territories through select department and specialty stores, 126 Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Outdoor has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding our future financial performance and business strategies, are forward-looking statements. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan", "predict", "should," "will," and similar expressions, or the negative of these expressions, as they relate to us, our management and our industry, to identify forward-looking statements. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. As a result, actual results may differ materially from the results stated in or implied by our forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements include, but are not limited to: changes in economic or market conditions; the financial success of our customers and the risk of losing one or more of our key customers; our ability to adequately protect our intellectual property rights and deter counterfeiting; the sensitivity of our sales to seasonality and the effect of weather conditions; the quality and price of raw materials, most notably sheepskin; our ability to realize returns on our new and existing retail stores; our ability to accurately forecast consumer demand; our ability to anticipate fashion trends; our ability to successfully implement our growth strategies, including enhancing the position of our brands and expanding our distribution channels; the impairment of our goodwill and other intangible assets; our dependence on independent manufacturers located outside of the U.S., and the challenge of maintaining a continuous supply of quality finished goods; risks of conducting business outside the U.S., including foreign currency and global liquidity risks; our ability to protect sensitive customer and company information and prevent the failure or interruption of key business processes; our ability to attract and retain key personnel; the loss of our warehouses; the international markets in which we sell our products are subject to a variety of laws and political and economic risks; risks related to international trade, import regulations and security procedures, liquidity and market risks for our cash and cash equivalents; risks associated with our revolving credit facility, including negative covenants that may restrict our ability to take certain actions; tax laws applicable to our business are very complicated and we could be subject to additional income tax liabilities; our ability to compete effectively with our competition; the effect of existing and future litigation on our business; the risks associated with the storage and transmission of sensitive customer or company information; and the volatility of the price of our common stock. Certain of these risks and uncertainties are more fully described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which we filed with the Securities and Exchange Commission, or the SEC, on March 3, 2014, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business.

You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. You should read this press release with the understanding that our future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements and we expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market or the New York Stock Exchange, as applicable.

(Tables to follow)

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30,	March 31,
Assets	2014	2014

Current assets:
Cash and cash equivalents	$158,226	245,088
Trade accounts receivable, net	130,691	106,199
Inventories	355,979	211,519
Prepaid expenses	13,319	12,067
Other current assets	27,872	27,118
Income taxes receivable	17,070	-
Deferred tax assets	22,421	21,871
Total current assets	725,578	623,862

Property and equipment, net	187,804	184,570
Goodwill	127,934	127,934
Other intangible assets, net	89,487	91,411
Deferred tax assets	17,062	17,062
Other assets	20,748	19,365

Total assets	$1,168,613	1,064,204

Liabilities and Stockholders' Equity

Current liabilities:
Short-term borrowings	$3,248	6,702
Trade accounts payable	217,257	76,139
Accrued payroll	21,589	22,927
Other accrued expenses	12,401	11,624
Income taxes payable	3,928	2,908
Value added tax (VAT) payable	1,169	1,915
Total current liabilities	259,592	122,215

Long-term liabilities	53,939	53,140

Stockholders' equity:
Deckers Outdoor Corporation stockholders' equity:
Common stock	346	346
Additional paid-in capital	149,810	146,731
Retained earnings	706,753	743,815
Accumulated other comprehensive loss	(1,827)	(2,043)
Total stockholders' equity	855,082	888,849

Total liabilities and equity	$1,168,613	1,064,204

DECKERS OUTDOOR CORPORATION
AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(Amounts in thousands, except for per share data)

	Three-month period ended
	June 30,
	2014	2013

Net sales	$211,469	170,085
Cost of sales	124,697	100,253
Gross profit	86,772	69,832

Selling, general and administrative expenses	137,254	112,583
Loss from operations	(50,482)	(42,751)

Other expense, net	288	301
Loss before income taxes	(50,770)	(43,052)

Income tax benefit	(13,708)	(13,777)
Net loss	(37,062)	(29,275)

Other comprehensive income (loss), net of tax
Unrealized loss on foreign currency hedging	(260)	(210)
Foreign currency translation adjustment	476	(1,089)
Total other comprehensive income (loss)	216	(1,299)
Comprehensive loss	$(36,846)	(30,574)

Net loss per share:
Basic	$(1.07)	(0.85)
Diluted	$(1.07)	(0.85)

Weighted-average common shares outstanding:
Basic	34,626	34,452
Diluted	34,626	34,452

CONTACT: Company Contact: Linda Pazin, VP, Investor Relations & Communications, (805) 967-7611, or Investor Relations: Brendon Frey, ICR, (203) 682-8200